Exhibit 16.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
      PCAOB REGISTERED


August 7, 2009

U. S. Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549

Re: Uventus Technologies Corp.

Dear Sirs:

We were previously the principal auditors for Uventus Technologies Corp. and we reported on the financial statements of Uventus Technologies Corp. for the period from inception, June 12, 2006 to December 1, 2008. We have read Uventus Technologies Corp.'s statements under Item 4 of its Form 8-K, dated August 7, 2008, and we agree with such statements.

For the most recent fiscal period through to August 7, 2009, there have been no disagreements between Uventus Technologies Corp. and Moore & Associates, Chtd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Moore & Associates, Chtd. would have caused it to make a reference to the subject matter of the disagreement in connection with its reports.

Yours truly,


/s/ Moore & Associates, Chartered
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Moore & Associates, Chartered
Las Vegas, Nevada




                 6490 West Desert Inn Road, Las Vegas, NV 89146
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